Exhibit 99.2

CC Holdings GS V LLC

Crown Castle GS III Corp.

Offer to Exchange up to $500,000,000 Aggregate Principal Amount of their outstanding, unregistered 2.381% Senior Secured Notes due 2017 and the guarantees thereof for a Like Principal Amount of 2.381% Senior Secured Notes due 2017 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2017 Notes Exchange Offer”)

and

Offer to Exchange up to $1,000,000,000 Aggregate Principal Amount of their outstanding, unregistered 3.849% Senior Secured Notes due 2023 and the guarantees thereof for a Like Principal Amount of 3.849% Senior Secured Notes due 2023 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2023 Notes Exchange Offer” and, together with the 2017 Notes Exchange Offer, the “Exchange Offers” and each an “Exchange Offer”)

Pursuant to the Prospectus, dated                 , 2013

To Our Clients:

Enclosed for your consideration is a prospectus, dated             , 2013 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), relating to the offers of CC Holdings GS V LLC, a Delaware limited liability company (“CCL”) and Crown Castle GS III Corp., a Delaware corporation (together with CCL, the “Company”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal to exchange (i) up to $500,000,000 aggregate principal amount of their outstanding, unregistered 2.381% Senior Secured Notes due 2017 (the “2017 Original Notes”) for a like principal amount of registered 2.381% Senior Secured Notes due 2017 (the “2017 Exchange Notes”) and (ii) up to $1,000,000,000 aggregate principal amount of their outstanding, unregistered 3.849% Senior Secured Notes due 2023 (the “2023 Original Notes” and, together with the 2017 Original Notes, the “Original Notes”) for a like principal amount of registered 3.849% Senior Secured Notes due 2023 (the “2023 Exchange Notes” and, together with the 2017 Exchange Notes, the “Exchange Notes”). The Original Notes and the Exchange Notes are sometimes referred to in this letter together as the “Notes” and all references to the Notes include references to the related guarantees. We refer to the 2017 Original Notes and the 2017 Exchange Notes together as the “2017 Notes” and the 2023 Original Notes and the 2023 Exchange Notes together as the “2023 Notes”. The 2017 Notes and the 2023 Notes will constitute separate series of notes. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

The Exchange Offers are intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of December 24, 2012, relating to the Original Notes, by and among the Company and the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the Original Notes. As set forth in the Prospectus, the terms of the Exchange Notes are identical to the terms of the applicable Original Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions and registration rights and related additional interest provisions applicable to such Original Notes do not apply to the applicable Exchange Notes.

This material is being forwarded to you as the beneficial owner of either series of Original Notes held by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have such Original Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the applicable Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender such Original Notes on your behalf in accordance with the provisions of the applicable Exchange Offer. Each Exchange Offer

will expire at 5:00 p.m., New York City time, on                , 2013, unless the Company extends such date with respect to an Exchange Offer (such date and time, as it may be extended, the “Expiration Date”). Tenders of Original Notes in an Exchange Offer may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date.

Your attention is directed to the following:

1.	Each Exchange Offer is for any and all of the applicable Original Notes.

2.	Each Exchange Offer is subject to certain terms and conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions to the Exchange Offers.”

3.	Each Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless the Company extends such Expiration Date for the applicable Exchange Offer.

If you wish to have us tender your applicable Original Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes, unless you obtain a properly completed bond power from us or arrange to have such Original Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the applicable Exchange Offer made by the Company with respect to the applicable Original Notes.

This will instruct you to tender the applicable Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the 2017 Original Notes held by you for the account of the undersigned as indicated below:

☐	Please tender the 2017 Original Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of 2017 Original Notes

2.381% Senior Secured Notes due 2017 $

(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)

☐	Please do not tender any 2017 Original Notes held by you for the account of the undersigned.

Signature(s)

Please print name(s) here

Dated: ,

Address(es)

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security No(s).

Please tender the 2023 Original Notes held by you for the account of the undersigned as indicated below:

☐	Please tender the 2023 Original Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of 2023 Original Notes

3.849% Senior Secured Notes due 2023 $

(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)

☐	Please do not tender any 2023 Original Notes held by you for the account of the undersigned.

Signature(s)

Please print name(s) here

Dated: ,

Address(es)

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security No(s).

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided above, your signature(s) hereon shall constitute an instruction to us to tender all of the applicable Original Notes held by us for your account.